Creation Date Mon Dec  7, 1998  02:00 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 34 Beginning Date                     11/01/1998
Due Period 34 End Date                           11/30/1998
Determination Date                               12/10/1998
Remittance Date                                  12/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 14.2022305686

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.8464344578

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 239,974.55
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1627758586

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,770,545.85
      B. From Current Period                                     $ 3,762,485.60
      C. Change in Amount Between Periods (Lines B - A)             $ -8,060.25

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 267,031,622.71
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.181128797418

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 14,398,472.83
      B. Available Cash Collateral Amount Percentage            4.999999999826%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 14,398,472.83
      B. For the Next Collection Period                         $ 13,351,581.14